UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

The ADT Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of Principal Executive Offices, including Zip Code)

(561) 988-3600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01. Other Events.

On March 19, 2014, The ADT Corporation (the “Company”) closed the sale of $500,000,000 aggregate principal amount of its 4.125% Senior Notes due 2019 (the “Notes”) pursuant to an underwriting agreement dated March 5, 2014 (the “Underwriting Agreement”) among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the several underwriters named therein (collectively, the “Underwriters”). The sale of the Notes was registered under the Company’s registration statement on Form S-3 filed on November 20, 2013 (File No. 333-192447).

The aggregate public offering price of the Notes was $500,000,000 and the estimated net proceeds from the offering were approximately $493.2 million, after deducting underwriting discounts and commissions and other expenses from the public offering price. The Notes were issued pursuant to an indenture dated as of March 19, 2014 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), together with the officer’s certificate dated as of March 19, 2014 issued pursuant thereto establishing the terms of the Notes (the “Officer’s Certificate”).

The foregoing descriptions of the Indenture and the Officer’s Certificate are qualified in their entirety by the terms of such agreements, which are filed as Exhibit 4.1, and 4.2, respectively, to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 19, 2014, between the Company and Wells Fargo Bank, National Association, as trustee.

4.2	Officer’s Certificate, dated as of March 19, 2014, of the Company, establishing the terms of the Company’s 4.125% Senior Notes due 2019 (including form of Note).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2014		THE ADT CORPORATION

	By:	/s/ N. David Bleisch
	Name:	N. David Bleisch
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 19, 2014, between the Company and Wells Fargo Bank, National Association, as trustee.

4.2	Officer’s Certificate, dated as of March 19, 2014, of the Company, establishing the terms of the Company’s 4.125% Senior Notes due 2019 (including form of Note).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).